Exhibit 10.1
REAFFIRMATION OF GUARANTY
     The undersigned, as Guarantors under those certain Guaranties dated December 22, 2006 (collectively, the “Guaranty”) to NATIONAL CITY BANK, a national banking association (“Bank”) hereby acknowledges, affirms and agrees as follows:
     1. The Guaranty remains in full force and effect.
     2. CTI GROUP (HOLDINGS), INC. (the “Borrower”) has executed a certain First Amended and Restated Revolving Line of Credit Promissory Note dated November 13, 2007 in the principal amount of Three Million and No/100 Dollars ($3,000,000.00) and other documents related thereto (collectively, the “Loan Modification Documents”).
     3. The Bank has modified the Revolving Line of Credit described in the Loan Modification Documents in reliance, in part, on the execution of this Reaffirmation of Guaranty and the continued validity of the Guaranty with respect to the indebtedness of Borrower as evidenced by the Loan Modification Documents.
     4. The Guaranty shall also guarantee and secure all of the obligations of Borrower under the Loan Modification Documents and all of the terms of the Guaranty shall relate thereto. All of the representations and warranties contained in the Guaranty are still true and accurate, and the execution of the Loan Modification Documents shall not affect, impair, discharge or release any and all existing obligations of the undersigned under the Guaranty.
     5. The undersigned shall not have and hereby waive(s) any right of subrogation to the rights of Bank against Borrower, and any right to reimbursement or indemnity from Borrower whatsoever and all rights of recourse to or with respect to any assets or property of Borrower or any other guarantor or to any security; provided that such rights are waived if and only to the extent that the existence of such rights results or would result in a preference in bankruptcy and/or a disgorgement by Bank of amounts paid by Borrower for or with respect to the indebtedness covered by the Guaranty and this Reaffirmation. The undersigned further agrees that any and all existing claims, setoffs or counterclaims which it may have against Borrower in connection with this indebtedness or against any other guarantor of all or any part of this indebtedness or against any of their respective properties, are hereby waived.
     6. The undersigned hereby represents, warrants and agrees that there are no offsets, counterclaims or defenses to the undersigned’s obligations under the Guaranty and expressly waives any and all such offsets, counterclaims and defenses arising out of any acts, transactions or omissions on the part of Lender, Borrower or any third party. All documents further evidencing and securing the obligations of the undersigned under the Guaranty are hereby reaffirmed and Guarantors acknowledge and agree that all such loan documents constitute legal, valid and binding instruments, enforceable against the undersigned according to their respective terms. Any and all liens and security interests of Bank pursuant to such loan documents are duly perfected.

     EXECUTED this 13 day of November, 2007.

CTI DATA SOLUTIONS (USA), INC, a Delaware corporation

By:	/s/ John Birbeck

Its:	Director

CTI BILLING SOLUTIONS, INC, a Delaware corporation

By:	/s/ John Birbeck

Its:	Director

CENTILLION DATA SYSTEMS, L.L.C., a Delaware limited liability company

By:	/s/ John Birbeck

Its:	Director

CTI DATA SOLUTIONS LTD, a company registered in England

By:	/s/ John Birbeck

Its:	Director

CTI GROUP LTD (formerly CTI Billing Solutions Ltd) a company registered in England

By:	/s/ John Birbeck

Its:	Director

CTI BILLING SOLUTIONS LTD, (formerly Ryder Systems Ltd) a company registered in England

By:	/s/ John Birbeck

Its:	Director

2